Exhibit 3.6

Business Entity - Filing Acknowledgement 12/17/2024 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2024121700477 - 4122198 20244536540 Articles of Conversion 12/17/2024 9:04:00 AM 4 Indexed Entity Information: Entity ID: E45365022024 - 6 Entity Status: Active Entity Name: Revium Rx. Expiration Date: None Commercial Registered Agent VCORP SERVICES, LLC 701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

Business Number E45365022024 - 6 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244536540 Filed On 12/17/2024 9:04:00 AM Number of Pages 4

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsiIverfIume.gov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Me rg e r NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required from the: Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) * corporation, limited partnership, limited - liability limited partnership, limited - liability company or business trust. Page 2 of • Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State • 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsiIverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 6.Forwarding Address for Service Country Name of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) State Zip/Postal Code City Address 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** “ Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92 A . 180 (merger of subsidiary into parent - Nevada parent owning 90 % or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed . Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 8 . Declaration : (Exchange and Merger only) X Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited - liability limited partnership; a manager of each Nevada limited - liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited - liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Revium Recovery, Inc. Name of constituent entity 9. Signature Statement: (Required) Form will be returned if unsigned. This form must be accompanied by appropriate fees. Page 3 of 4 Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsiIverfIume.gov Form will be returned if unsigned. This form must be accompanied by appropriate fees. Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 Exchange: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited - liability limited partnership; A manager of each Nevada limited - liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. 9. Signature Statement Continued: (Required) Merger: Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited - liability limited partnership; A manager of each Nevada limited - liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. Name of acquired/merging entity X Signature (Exchange/Merger) Title Date If more than one entity being acquired or merging please attach additional page of informaiton and signatures. 10. Signature(s): (Required) Date Title Name of acquiring/surviving entity Signature (Exchange/Merger) 1 2/16/24 Date President Title Signature of C ituent Entity (Conversion) Please include any required or optional information in space below: (attach additional page(s) if necessary) Page 4 of 4 Revised: 8/1/2023

DOMESTIC CORPORATION (78) CHARTER CONVERSION I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that Revium Rx. did, on 12/17/2024, file in this office Articles of Conversion; that said documents are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said documents meet all the provisions required by the law of the State of Nevada. Certificate Number: B202412175273539 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on . FRANCISCO V. AGUILAR Secretary of State